UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2007

ACTIVE POWER, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30939	74-2961657
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK12, Austin, Texas	78758
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (512) 836-6464

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 13, 2007, Active Power, Inc. (“Active Power”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”) under which Active Power sold 10,000,000 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), for $1.40 per share in a private placement (the “Placement”) exempt from the registration requirements of the Securities Act of 1933, as amended. Active Power received cash proceeds in the Placement of approximately $13.16 million, net of approximately $840,000 in commissions paid to Active Power’s exclusive placement agent, RBC Capital Markets. Active Power intends to use the proceeds of the Placement to grow its business in new markets and for working capital purposes. The Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K (the “Report”), and the terms of which are incorporated into this Item 1.01 by this reference.

In connection with the execution of the Purchase Agreement, Active Power also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) dated August 14, 2007 with the Purchasers. Under the Registration Rights Agreement, Active Power is obligated to cause a registration statement on Form S-1 (the “Registration Statement”) relating to the resale by the Purchasers of the Shares to be filed with the Securities and Exchange Commission (the “SEC”) on or prior to the 30th calendar day following August 14, 2007, and will use its best efforts to cause the Registration Statement to become effective as soon as possible, but in no event later than (i) the 75th calendar day following August 14, 2007 if the Registration Statement is not reviewed by the SEC or (ii) the 120th calendar day following August 14, 2007, if the Registration Statement is reviewed by the SEC. The Registration Rights Agreement is filed as Exhibit 10.2 to this Report and the terms of which are incorporated into this Item 1.01 by this reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On August 14, 2007, Active Power completed the private placement of 10,000,000 shares of Common Stock at a price of $1.40 per share, for aggregate proceeds, after the payment of commissions of $840,000 to its placement agent, RBC Capital Markets, of $13,160,000.

The transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder, as a transaction not involving a public offering, and in reliance on similar exemptions under applicable state laws. Active Power believes that each of the Purchasers qualifies as an “accredited investor” (as defined by Rule 501(a) under the Securities Act).

Item 7.01	Regulation FD Disclosure.

On August 14, 2007, the Company issued a press release announcing the completion of the Placement, a copy of which is attached hereto as Exhibit 99.1.

From August 2, 2007 to August 9, 2007, the management of Active Power presented an overview of its business to certain potential investors in connection with the Placement. Each of

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these investors agreed orally or in writing to maintain the confidentiality of this information. Attached as Exhibit 99.2 to this Report is a copy of the slide presentation used by Active Power in these meetings.

This information is being furnished pursuant to Item 7.01 of this Report and the exhibits being furnished as Exhibits 99.1 and 99.2 hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein by reference and regardless of any general incorporation language in such filing. This inclusion of such information in this Report will not be deemed an admission as to the materiality of any information in this Report that is being disclosed pursuant to Regulation FD.

Please refer to page 2 of Exhibit 99.2 for a discussion of certain forward-looking statements included therein and the risks and uncertainties related thereto. Active Power undertakes no duty to update the information contained in such presentation.

Item 9.01.	Exhibits and Financial Statements.

(d)	Exhibits

Exhibit	Description
Exhibit 10.1	Securities Purchase Agreement dated August 13, 2007 by and among Active Power, Inc. and the Purchasers named therein.

Exhibit 10.2	Registration Rights Agreement dated August 14, 2007 by and among Active Power, Inc. and the Shareholders named therein.

Exhibit 99.1	Press Release dated August 14, 2007

Exhibit 99.2	Presentation to Investors

In accordance with General Instruction B.2 of Form 8-K, the information contained in Item 7.01 of this Current Report, including the exhibits attached as Exhibit 99.1 and 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein by reference and regardless of any general incorporation language in such filing.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVE POWER, INC.

Dated: August 14, 2007	By:	/s/ James A. Clishem

James A. Clishem
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Securities Purchase Agreement dated August 13, 2007 by and among Active Power, Inc. and the Purchasers named therein.

Exhibit 10.2	Registration Rights Agreement dated August 14, 2007 by and among Active Power, Inc. and the Shareholders named therein.

Exhibit 99.1	Press Release dated August 14, 2007

Exhibit 99.2	Presentation to Investors